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                                                                    EXHIBIT 99.1

          Agreement Regarding Disclosure of Long-Term Debt Instruments

         In reliance upon Item 601(b)(4)(iii)(A), of Regulation S-K,
Apartment Investment and Management Company, a Maryland corporation (the "Company") has not filed as an exhibit to its Annual Report on Form 10-K for the fiscal year ended December 31, 1998, any instrument with respect to long-term debt not being registered where the total amount of securities authorized thereunder does not exceed 10 percent of the total assets of the Company and its subsidiaries on a consolidated basis. Pursuant to Item 601(b)(4)(iii)(A), of Regulation S-K, the Company hereby agrees to furnish a copy of any such agreement to the Securities Exchange Commission upon request.



                                                      APARTMENT INVESTMENT AND
                                                      MANAGEMENT COMPANY


                                                  By: /s/  PETER KOMPANIEZ
                                                      --------------------------
                                                      Peter Kompaniez
                                                      President